UNITED STATES OF AMERICA

Before the

SECURITIES AND EXCHANGE COMMISSION

ADMINISTRATIVE PROCEEDING

File No. 3-16024

In the Matter of

ATP Oil & Gas Corp., Cambridge Holdings, Ltd., FTE Networks, Inc., Raystream, Inc., and Shelron Group, Inc.,	OFFER OF SETTLEMENT OF FTE NETWORKS, INC.

Respondents.

I.

FTE Networks, Inc. (“FTNW” or “Respondent”), pursuant to Rule 240(a) of the Rules of Practice of the Securities and Exchange Commission (“Commission”) [17 C.F.R. § 201.240(a)] submits this Offer of Settlement (“Offer”) in the above-captioned proceedings instituted against it by the Commission on August 20, 2014, pursuant to Section 12(j) of the Securities Exchange Act of 1934 (“Exchange Act”).

II.

This Offer is submitted solely for the purpose of settling these proceedings, with the express understanding that it will not be used in any way in these or any other proceedings, unless the Offer is accepted by the Commission. If the Offer is not accepted by the Commission, the Offer is withdrawn without prejudice to Respondent and shall not become a part of the record in these or any other proceedings, except for the waiver expressed in Section V. with respect to Rule 240(c)(5) of the Commission’s Rules of Practice [17 C.F.R. § 201.240(c)(5)].

III.

On the basis of the foregoing, the Respondent hereby:

A. Admits the jurisdiction of the Commission over it and over the matters set forth in the Order Making Findings and Revoking Registration of Securities Pursuant to Section 12(j) of the Securities Exchange Act of 1934 as to FTE Networks, Inc. (“Order”);

B. Solely for the purpose of these proceedings and any other proceedings brought by or on behalf of the Commission or in which the Commission is a party prior to a hearing pursuant to the Commission's Rules of Practice, 17 C.F.R. § 201.100 et seq., and without admitting or denying the findings contained in the Order, except as to the Commission’s jurisdiction over it and the subject matter of these proceedings, which are admitted, Respondent consents to the entry of an Order by the Commission containing the following findings and order set forth below1:

1. FTNW (CIK No. 1122063) is a Nevada corporation located in Naples, Florida with a class of securities registered with the Commission under Exchange Act Section 12(g). As of August 18, 2014, the common stock of FTNW (symbol FTNW) was quoted on OTC Link (formerly “Pink Sheets”) operated by OTC Markets Inc., had ten market makers, and was eligible for the “piggyback” exception of Exchange Act Rule

15c2-11(f)(3).

2. FTNW has failed to comply with Exchange Act Section 13(a) and Rules 13a-1 and 13a-13 thereunder because it has not filed any periodic reports with theCommission since the period ended June 30, 2012.

IV.

Section 12(j) of the Exchange Act provides as follows:

The Commission is authorized, by order, as it deems necessary or appropriate for the protection of investors to deny, to suspend the effective date of, to suspend for a period not exceeding twelve months, or to revoke the registration of a security, if the Commission finds, on the record after notice and opportunity for hearing, that the issuer of such security has failed to comply with any provision of this title or the rules and regulations thereunder. No member of a national securities exchange, broker, or dealer shall make use of the mails or any means or instrumentality of interstate commerce to effect any transaction in, or to induce the purchase or sale of, any security the registration of which has been and is suspended or revoked pursuant to the preceding sentence.

On the basis of the foregoing, Respondent hereby consents to the entry of an Order by the Commission that:

Pursuant to Section 12(j) of the Exchange Act, registration of each class of Respondent’s securities registered pursuant to Exchange Act Section 12 be, and hereby is, revoked.

_____________________________

1The findings herein are made pursuant to Respondent’s Offer of Settlement and are not binding on any other person or entity in this or any other proceeding.

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V.

By submitting this Offer, Respondent hereby acknowledges its waiver of those rights specified in Rules 240(c)(4) and (5) [17 C.F.R. §201.240(c)(4) and (5)] of the Commission’s Rules of Practice. Respondent also hereby waives service of the Order.

VI.

Respondent understands and agrees to comply with the terms of 17 C.F.R. § 202.5(e), which provides in part that it is the Commission's policy “not to permit a defendant or respondent to consent to a judgment or order that imposes a sanction while denying the allegations in the complaint or order for proceedings,” and “a refusal to admit the allegations is equivalent to a denial, unless the defendant or respondent states that he neither admits nor denies the allegations.” As part of Respondent’s agreement to comply with the terms of Section 202.5(e), Respondent: (i) will not take any action or make or permit to be made any public statement denying, directly or indirectly, any finding in the Order or creating the impression that the Order is without factual basis; and (ii) will not make or permit to be made any public statement to the effect that Respondent does not admit the findings of the Order, or that the Offer contains no admission of the findings, without also stating that the Respondent does not deny the findings; and (iii) upon the filing of this Offer of Settlement, Respondent hereby withdraws any papers previously filed in this proceeding to the extent that they deny, directly or indirectly, any finding in the Order. If Respondent breaches this agreement, the Division of Enforcement may petition the Commission to vacate the Order and restore this proceeding to its active docket. Nothing in this provision affects Respondent's: (i) testimonial obligations; or (ii) right to take legal or factual positions in litigation or other legal proceedings in which the Commission is not party.

VII.

Consistent with the provisions of 17 C.F.R. § 202.5(f), Respondent waives any claim of Double Jeopardy based upon the settlement of this proceeding, including the imposition of any remedy or civil penalty herein.

VIII.

Respondent hereby waives any rights under the Equal Access to Justice Act, the Small Business Regulatory Enforcement Fairness Act of 1996 or any other provision of law to seek from the United States, or any agency, or any official of the United States acting in his or her official capacity, directly or indirectly, reimbursement of attorney’s fees or other fees, expenses or costs expended by Respondent to defend against this action. For these purposes, Respondent agrees that Respondent is not the prevailing party in this action since the parties have reached a good faith settlement.

IX.

Respondent states that it has read and understands the foregoing Offer, that this Offer is made voluntarily, and that no promises, offers, threats, or inducements of any kind or nature whatsoever have been made by the Commission or any member, officer, employee, agent, or representative of the Commission in consideration of this Offer or otherwise to induce it to submit to this Offer.

FTE Networks, Inc.

By:	/s/ Michael Palleschi
Michael Palleschi
Chief Executive Officer

____________________________

1The findings herein are made pursuant to Respondent’s Offer of Settlement and are not binding on any other person or entity in this or any other proceeding.

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I declare under penalty of per*jury under the laws of the United States of America that the foregoing is true and correct.

Executed on September 8, 2014.

/s/ Michael Palleschi
Michael Palleschi

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